Formica Corporation, 1999 Form 10-K
           Exhibit 21-Listing of Affiliated Companies and Subsidiaries

      Country                           Company Name

                                                  Affiliated Companies
United States                  Laminates Acquisition Co. (a Delaware corporation) Parent FM Holdings
United States                  FM Holdings Inc. (a Delaware corporation) Parent of all subsidiaries
                                  Subsidiaries
Austria                        Formica (Austria) GmbH
Canada                         Formica Canada Inc.
                               Formica Financial Services Ltd.
France                         Formica S.A.
                               Gravure et Polissage de Surfaces Metalliques (G.P.S.M.)
Germany                        Formica Vertriebs GmbH
                               Homapal Plattenwerk Beteilgungsgesellschaft (50% J.V.)
                               Homapal Plattenwerk GmbH and Co. (50% J.V.)
Hong Kong                      Formica (Asia) Limited
Italy                          Formica Italia SRL
Korea                          Formica Korea Corporation
Malaysia                       Formica (Malaysia) SDN, BHD.
Mexico                         Formica de Mexico S.A. de C.V.
                               Servicios Formica de Mexico S.A. de C.V
                               Tenedoro Formica de Mexico S.A. de C.V
Netherlands                    Formica Enterprises B.V.
                               Formica (Nederland) B.V.
                               Tile International B.V.
                               Formica Enterprises
Peoples Republic of China      Formica (Shanghai) Company Limited
                               Shanghai Formica Decorative Material Co. Ltd. (55% J.V.)
                               Shanghai Fulihua Decorative Laminates Company (51% J.V.)
Singapore                      Formica (Singapore) Pte. Limited
Spain                          Formica Espanola S.A.
Sweden                         Decorative Surfaces Holding A.B.
Switzerland                    Formica (Schweiz) A.G.
Taiwan                         Formica Taiwan Corporation
United Kingdom                 Consort Laminates Limited
                               Formica Holdings Limited
                               Formica Limited
                               Formica Holdco (U.K.) Ltd.
United States                  Design Communications International Inc. (a New York corporation)
                               The Diller Corporation (an Illinois corporation)
                               Formica International Corporation (a New Jersey corporation)
                               STEL Industries, Inc. (a Washington corporation)
                               Wildon Corporation (a Pennsylvania corporation)
                               Wildon Industries Inc. (a Pennsylvania corporation)
                               Surface Materials Co., Inc. (a Delaware corporation)

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